EXHIBIT 10.19(h)

                     [IMPERIAL BANK LETTERHEAD]


June 3, 1997

OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, CA 95815

Attention:     Mr. Steven R. Verdooner, President
               Mr. Steven C. Lagorio, Director of Finance

Re:  Imperial Bank Loan No. 700000559

Gentlemen:

With reference to the Credit Terms and Conditions with Addendum (collectively referred to as the "Agreement") between Imperial Bank ("Bank") and Ophthalmic Imaging Systems ("Borrower") dated April 12, 1995 in connection with the above-referenced loan ("Loan"), and from time to time, the Bank and Borrower hereby modify the Agreement as follows:

     Paragraph 2 of the Addendum to the Loan Agreement, entitled, "Term and Repayment," as previously amended, is deleted in its entirety and is hereby replaced by the following: "The line of credit will require monthly payments of interest through and including July 5, 1997, at which time all outstanding principal, accrued but unpaid interest and other charges thereinafter shall be due and payable in full".

Borrower shall pay Bank a $1,000 fee for this modification, which shall be due and payable upon execution hereof by Borrower.

Bank hereby waives the Borrower's violation of the minimum quick ratio and minimum working capital covenants for the period ending 11/30/96. Bank hereby also waives the violation of the covenant which reads: "By 12-6-96, Borrower shall provide Bank with evidence satisfactory to Bank that Borrower has received a minimum of $500,000 in new equity. By 1-6-97, Borrower shall provide Bank with evidence satisfactory to Bank that Borrower has received a minimum of $250,000 in new equity in addition to the $500,000 in new equity described above."

Except for the above-described waiver, the Agreement shall remain unaltered and in full force and effect. This letter is specific as to content and time and shall not constitute a waiver of any other current or future default or breach of any covenants contained in the Agreement or the terms and conditions of any other documents signed by Borrower in favor of Bank. The Bank may still exercise its rights or any other or further rights against Borrower because of any other breach not waived above.


Ophthalmic Imaging Systems
June 3, 1997
Page 2 of 2


Sincerely,

THOMAS D. JORGENSEN

Thomas D. Jorgensen
Assistant Vice President
Special Markets Group

Accepted and agreed to:

OPHTHALMIC IMAGING SYSTEMS

By:       STEVEN R. VERDOONER
Title:    President
Date:     June 6, 1997